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                                                                    Exhibit 16.1

February 23, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read Item 4 of Hanover Capital Mortgage Holdings, Inc.'s Form 8-K dated February 23, 2004, and we agree with the statements made therein.



Yours truly,


/s/ DELOITTE & TOUCHE LLP